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                                                                    Exhibit h(i)

                       STATE STREET BANK AND TRUST COMPANY
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                     TRANSFER AGENT OPERATIONS FEE SCHEDULE
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                                       FOR
                                       ---
                      CIGNA MONEY MARKET FUND (THE "FUND")
                      ------------------------------------

                            EFFECTIVE JANUARY 1, 1999


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I. ACCOUNT SERVICE FEE
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MONTHLY MAINTENANCE FEE

                     1 - 25        Shareholder Accounts               $   500.00
                    26 - 50        Shareholder Accounts               $   750.00
                    51 - 75        Shareholder Accounts               $ 1,000.00
                    76 - 100       Shareholder Accounts               $ 1,500.00
                   101 - 150       Shareholder Accounts               $ 2,000.00
                   151 - 200       Shareholder Accounts               $ 2,500.00


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II. ACTIVITY BASED FEES
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TRADE PROCESSING (PER TRADE)
All transactions including purchases, redemptions, exchanges, transfers, and dividends:

                           MANUAL                    $1.20
                           AUTOMATED                 $0.00

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III. OUT OF POCKET EXPENSES
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Out of pocket expenses include, but are not limited to:  Custom system enhancements, telecommunication charges, mailing costs, and expenses incurred at the specific direction of the Fund.


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IV.  AUTHORIZATION
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Copies of the Master Trust Agreement establishing CIGNA Funds Group (the
"Trust") is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of the Trust by an officer of the Trust, as an officer and not individually, and that the obligations of or arising out of this agreement are not binding upon any of the trustees, officers, shareholders, employees, agents or any subsequent series of the Trust,


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either  individually  or  collectively,  but are binding only upon the assets or property of the series of the Trust listed above.

This Fee Schedule supersedes the Fee Schedule and Summary Description of Services dated February 7, 1992 as to CIGNA Money Market Fund.


CIGNA Funds Group,
on behalf of
CIGNA Money Market Fund                   State Street Bank and Trust Company


By: /s/ Alfred A. Bingham III             By: /s/ James M. Curran
   ---------------------------------         -----------------------------------

Title: Vice President & Treasurer         Title: Vice President
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Date: 12/16/98                            Date: 12-18-98
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